UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/13/2010

MAINSTREET BANKSHARES INC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-86993

VA	54-1956616
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

730 East Church Street, Suite 30, Martinsville, VA 24112
(Address of principal executive offices, including zip code)

276-632-8054
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

    MainStreet BankShares, Inc., ("MainStreet") held its 2010 Annual Meeting of Shareholders on May 13, 2010 at Ferrum College, Franklin Hall, 445 Ferrum Mountain Road, Ferrum, Virginia, 24088. The shareholders elected three Class C directors to serve until the 2013 Annual Meeting of Shareholders, or in the case of each director, until his or her successor is duly elected and qualifies.   The directors elected were William L. Cooper, III, J. Mac Deekens, and Danny M. Perdue. Also, continuing as Class A directors of MainStreet are Larry A. Heaton and Michael A. Turner, whose terms expire in 2011. Continuing Class B directors are Joseph F. Clark, C. Laine Dalton, and Joel R. Shepherd (Chairman), whose terms expire in 2012.

    Total shares represented in person or by proxy at the Annual Shareholders' Meeting were 1,102,023 out of a total of 1,713,375 outstanding shares or 64.3% excluding broker non-votes.

    The director election results for the three Class C directors whose terms expire in 2013 were as follows:

                                                       For                 Withheld
William L. Cooper, III                930,526                5,989
J. Mac Deekens                           932,019                4,496
Danny M. Perdue                       931,651                4,864

    The appointment of Yount, Hyde, & Barbour, P.C. as MainStreet's independent registered public accounting firm for the year ending December 31, 2010 was also ratified at the Annual Shareholders' Meeting. Shares voted for the ratification were 1,096,981 and shares withheld were 5,042.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANKSHARES INC

Date: May 14, 2010	By:	/s/ LARRY A. HEATON
LARRY A. HEATON
PRESIDENT AND CHIEF EXECUTIVE OFFICER

MAINSTREET BANKSHARES INC

Date: May 14, 2010	By:	/s/ BRENDA H. SMITH
BRENDA H. SMITH
EXECUTIVE VICE PRESIDENT/CHIEF FINANCIAL OFFICER/CORPORATE SECRETARY